EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 12, 2013, relating to the consolidated financial statements and financial statement schedule of Cache, Inc. and subsidiaries (the “Company”), which appears in the Company’s December 29, 2012 Annual Report on Form 10-K, and to the reference of our firm under the heading “Experts” in the prospectus.

/s/	Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
May 10, 2013